UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
ALTUS PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Memorial Drive, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 299-2900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a), (b), (c), (d), and (f). Not applicable.
(e) On February 25, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altus Pharmaceuticals Inc. (the “Company”), took the following actions relating to the compensation of the individuals who were identified as “named executive officers,” as defined in Item 402(a)(3) of Regulation S-K, in the Company’s proxy statement for its annual meeting of stockholders held in 2007 (other than Sheldon Berkle, who resigned from the Company on February 4, 2008, and whose bonus for the fiscal year ended December 31, 2007 was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2008) (collectively, the “Named Executive Officers”).
Named Executive Officers’ Annual Base Salaries and Bonus Awards
     On February 25, 2008, the Compensation Committee approved the following base salaries, effective January 1, 2008, and annual cash bonus awards for performance during the fiscal year ended December 31, 2007, for the Named Executive Officers:

	2008 Annual	2007 Bonus
Named Executive Officer	Base Salary	Award
Jonathan I. Lieber	$284,610	$71,656
Vice President, Chief Financial Officer and Treasurer

Alexey L. Margolin, Ph.D.*	N/A	$98,223
Senior Vice President, Research and Pre-clinical Development, Chief Scientific Officer

Burkhard Blank, M.D.	$413,763	$120,475
Executive Vice President, Chief Medical Officer

Lauren M. Sabella	$284,833	$73,091
Vice President, Commercial Development

*	Dr. Margolin retired from the Company effective December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS PHARMACEUTICALS INC.
By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer

Date: February 27, 2008